UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2023
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)
(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Present at the Meeting in person or by proxy were holders of 18,360,830 shares of common stock of the Company, representing 78.05% of the voting power of the common stock of the Company issued and outstanding and entitled to vote as of the close of business on April 14, 2023, the record date for the Meeting, and constituting a quorum for the transaction of business.

At the Meeting, the following matters were voted upon and the following reflects the final voting results:

Proposal	For	Against	Abstain / Withheld	Broker Non-Votes

1) Election of Directors for a 3-year term expiring 2026
(a) William S. Corey, Jr.	9,659,028	--	4,455,838	4,245,964
(b) Thomas J. Dougherty	10,763,740	--	3,351,126	4,245,964
Election of a Director for a 2-year term expiring 2025
(c) Kathryn O’Connor Gardner	9,668,269	--	4,446,597	4,245,964

2) Non-binding resolution to approve Company's named executive officer compensation	9,345,353	4,664,865	104,648	4,245,964

3) Ratify the appointment of FORVIS, LLP, as the Company's independent registered public accounting firm for the year ending December 31, 2023	17,464,381	709,325	187,124	--

4) Approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split of its issued and outstanding shares of common stock	17,229,128	1,034,073	97,629	--

5) Approval of a resolution authorizing the issuance of Company common stock in an amount exceeding 20% of the outstanding shares of the Company’s common stock to Lind Global Fund II, LP	9,560,384	4,532,080	22,402	4,245,964

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
June 12, 2023